Exhibit 1.1

3,000,000 Shares

SONIC SOLUTIONS

Common Stock

(no par value)

UNDERWRITING AGREEMENT

December 16, 2009

WILLIAM BLAIR & COMPANY, L.L.C.
as Manager of the several Underwriters

c/o William & Blair & Company, L.L.C.
222 West Adams Street, Suite 3000
Chicago, Illinois 60606

Ladies and Gentlemen:

Sonic Solutions, a California corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,000,000 shares (the “Firm Shares”) of the common stock, no par value (the “Common Stock”), of the Company (the “Offering”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its Common Stock (the “Additional Shares”) if and to the extent that William Blair & Company, L.L.C., book running manager of the Offering (the “Manager”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  Such Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule I opposite the name of each Underwriter.  If there are no Underwriters other than the Manager, the term “Underwriters” shall be deemed to mean the Manager.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           Filing and Effectiveness.  The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-161815), as amended by Amendment No. 1 thereto, which became effective as of October 20, 2009 (the “Effective Date”), including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430A or Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus, with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 under the Securities Act). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.  If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.  For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(b)           General Disclosure Package.  As of the Applicable Time (as defined below) neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package and any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 10:00 p.m., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified on Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the Rules and Regulations, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the Rules and Regulations because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Prospectus and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

(c)           Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(d)           Registration Statement.  At the time the Registration Statement became effective, at the date of this Agreement and at the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(e)           Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Manager as described in Section 6(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(f)           Documents Incorporated by Reference.  The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           Ineligible Issuer; Offering Material.  The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164, 405 and 433 under the Securities Act with respect to the Offering.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 6(b) below.  Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 163(b)(2) or Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(h)           Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not either (i) singly or in the aggregate, have a material adverse effect on the business, financial position, management, properties, assets, results of operation, shareholders’ equity, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or (ii) prevent the consummation of the transactions contemplated by this Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).

(i)           Good Standing of Subsidiaries.  The only subsidiaries of the Company are identified on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 filed with the Commission.  Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified to transact business and (to the extent legally applicable solely with respect to any foreign subsidiary) is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent legally applicable solely with respect to any foreign subsidiary) and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.  Except as disclosed in the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Company’s subsidiaries are outstanding.

(j)           Capital Stock.  There are no other shares of the Company’s capital stock authorized or outstanding except as set forth in the General Disclosure Package and the Prospectus.  The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the General Disclosure Package and the Prospectus.  All of the Company’s issued and outstanding capital stock, securities exercisable for or convertible into the Company’s capital stock and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description and amounts thereof contained in the General Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws.

(k)           Authorization of Common Stock.  The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of the preemptive or similar rights of any security holder of the Company or any of its subsidiaries.

(l)           Authorization of Shares.  The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will be free of any lien, security interest, mortgage, pledge, charge or encumbrance of any kind or preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of shareholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Company’s articles of incorporation or bylaws, any legal requirement, contract or otherwise, and no shareholder consents are required in connection with the Company’s issuance and sale of such Shares.

(m)           Authorization and Execution of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(n)           Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter, memorandum of association, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except in the case of (ii), for such violations and defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus, and compliance by the Company with its obligations under this Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, memorandum of association, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in each case (other than with respect to such charter, memorandum of association, by-laws or similar organizational documents of the Company) for such conflicts, violations, breaches or defaults which would not, singly or in the aggregate, result in a Material Adverse Effect.

(o)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or the rules and regulations of the Commission thereunder and state securities or blue sky laws.

(p)           No Material Adverse Change.  (i) Neither the Company nor any of its subsidiaries has sustained, since the date of the General Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position, management, properties, assets, general affairs, results of operation, shareholders’ equity, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus.

(q)           Absence of Proceedings. There are no legal or governmental proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, (i) other than proceedings accurately described in all material respects in the General Disclosure Package and the Prospectus and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, or (ii) that are required to be described in the Registration Statement, General Disclosure Package or the Prospectus and are not so described.

(r)           Investment Company Act of 1940.  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(s)           Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to them, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(t)           Registration Rights.  Except as described in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u)           Absence of Material Transactions, Dividend Declarations, Changes in Capital Stock and Debt Obligations.  Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction except in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the General Disclosure Package and the Prospectus.

(v)           Title to Property.  Neither the Company nor any of its subsidiaries owns any real property.  The Company and its subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.  Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the General Disclosure Package and the Prospectus.

(w)          Intellectual Property.  The Company and its subsidiaries own or possess, or have obtained valid and enforceable licenses for or other rights to use, or can acquire on reasonable terms, all material patents, patent rights and inventions; works of authorship (including software) and copyrights; know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures); and trademarks, service marks, trade names and trade dress (whether or not registered) currently employed by them in connection with the business now operated by them or that are necessary for the conduct of their respective businesses described in the General Disclosure Package and the Prospectus (collectively, “Intellectual Property”), and, except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement or violation of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect:  (i) there are no third parties who have or, to the Company’s knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property owned by the Company or any of its subsidiaries (“Company-Owned Intellectual Property”); (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company-Owned Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property, privacy or proprietary rights of any third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Company-Owned Intellectual Property; (vii) the Company and its contractors have not used any open source software or other publicly available software (“Publicly Available Software”) in whole or in part in the development of any part of the Company-Owned Intellectual Property, nor licensed or distributed to any third party any combination of Publicly Available Software and Company-Owned Intellectual Property in a manner that may (A) require, or condition the use or distribution of any Company-Owned Intellectual Property on, the disclosure, licensing or distribution of any source code for any portion of such Company-Owned Intellectual Property or (B) otherwise impose any limitation, restriction or condition on the right or ability of the Company to use or distribute any Company-Owned Intellectual Property in any manner; and (viii) the collection, use, transfer, import, export, storage, disposal and disclosure by the Company and its subsidiaries of personally identifiable information or other information relating to persons protected by law has not and will not violate any Applicable Laws relating to data collection, use, privacy or protection (“Data Laws”), and the Company has complied with and is presently in compliance with its privacy policies, which policies comply in all material respects with all Data Laws.

(x)           Absence of Material Labor Disputes; Compliance with ERISA.  (i) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the General Disclosure Package and the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(ii) (A) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (B) with respect to each Plan subject to Title IV of ERISA and the Code, (1) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (2) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, (3) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (4) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (C) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y)           Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect, except as described in the General Disclosure Package and the Prospectus.

(z)           Licenses and Permits.  The Company and its subsidiaries possess all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”) necessary to conduct their respective businesses as described in the General Disclosure Package and the Prospectus.  All of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect.  There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation that, singly or in the aggregate, would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit which revocation, modification, termination, suspension or other impairment would have a Material Adverse Effect.

(aa)           Accounting Controls.  The Company and each of its subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”) including, without limitation, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s internal control over financial reporting is effective and, except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(bb)           Disclosure Controls. The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and are effective; such disclosure controls and procedures have been designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

(cc)           Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(dd)        Independent Accountants of the Company.  BDO Seidman LLP, which has certified certain consolidated financial statements and supporting schedules of the Company that are included or incorporated by reference in the General Disclosure Package and the Prospectus, in addition to Armanino McKenna LLP, are each an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ee)         Financial Statements. (i) The consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as set forth in the notes to such financial statements). The financial statement schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein.  The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent in all material respects with that of the consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable.

(ii)           No financial statements or schedules are required to be included in the Registration Statement, General Disclosure Package and Prospectus that have not been so included, and there are no off-balance sheet arrangements, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46, outstanding guarantees or other contingent obligations of the Company or any of its subsidiaries that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  All disclosures contained, included or incorporated by reference in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(ff)          Tax Liabilities and Reserves. Other than as set forth in the General Disclosure Package and the Prospectus, any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not, singly or in the aggregate, result in a Material Adverse Effect.  Other than as set forth in the General Disclosure Package and the Prospectus, to the knowledge of the Company, there is no material proposed tax deficiency, assessment, charge or levy against the Company or any of its subsidiaries, as to which a reserve would be required to be established under GAAP, that has not been so reserved or that should be disclosed in the Registration Statement that has not been so disclosed, except for any such deficiency, assessment, charge or levy which would not, singly or in the aggregate, have a Material Adverse Effect.

(gg)        No Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or the sale by the Company of the Shares.

(hh)        Stabilization. Neither the Company nor any of its affiliates (including any subsidiary) has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares in violation of the Exchange Act.

(ii)           Listing Approval.  The Common Stock is listed on the Nasdaq Global Select Stock Market and prior to the Closing Date the Shares will be duly approved for trading thereon.  The Company has not received any notification of delisting or that the Commission or the Nasdaq Global Select Stock Market is contemplating initiating delisting procedures of the Common Stock.

(jj)           Material Contracts.  There is no material document of a character required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(kk)         Statistical and Market-Related Data.  All statistical or market-related data, including any industry forecasts, included in the General Disclosure Package and the Prospectus are based on or derived from industry publications and sources that the Company reasonably and in good faith believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required, and no such sources are or were at any time under the Company’s control.

(ll)           Distributions by Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(mm)       Related Party Transactions.  No relationship, direct or indirect, exists between or among the Company and its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company and its subsidiaries, on the other hand, that is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(nn)        FINRA Disclosure.  At the time of effectiveness of the Registration Statement, the Company was eligible to use Form S-3 pursuant to the standards for that Form in effect prior to October 21, 1992.  Neither the Company nor, to the Company’s knowledge, the Company’s officers, directors, shareholders or any of its affiliates (within the meaning of Conduct Rule 2720(f)(1)) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(dd) of the By-laws of FINRA) of, any member firm of FINRA and, to the Company’s knowledge, no Underwriter has a conflict of interest (within the meaning of Conduct Rule 2720(f)(5) of FINRA) with respect to the Offering.

(oo)        Margin Securities. Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(pp)        Commission Agreements. Except as disclosed in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the General Disclosure Package or the Prospectus.

(qq)        Certain Disclosures. The statements set forth in the General Disclosure Package and the Prospectus under the captions “Risk Factors — Anti-takeover provisions could adversely affect our stockholders,” “Description of Capital Stock,” “Plan of Distribution” and “Underwriting,” and in the Registration Statement under Item 15, insofar as they purport to describe the provisions of the laws, statutes and documents referred to therein, are accurate, complete and fair.

(rr)          Company Websites.  None of the information on (or hyperlinked from) the Company’s website at www.sonic.com includes or constitutes a “free writing prospectus” as defined in Rule 405 under the Securities Act, and the Company does not maintain or support any websites other than www.sonic.com  www.cinemanow.com and www.roxio.com.

(ss)         Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(tt)           Compliance with Sanctions.  (i) The Company represents that neither the Company nor any of its subsidiaries nor any director, officer, employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii)           The Company represents and covenants that neither it nor any of its subsidiaries will, directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(iii)          The Company represents and covenants that for the past five years, neither it nor any of its subsidiaries has knowingly engaged in, is now knowingly engaged in, or will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(uu)        Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in material compliance with the FCPA.

(vv)        Compliance with Applicable Laws. Other than as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such subsidiary or any of its properties, as applicable, except for such violations or defaults which would not, singly or in the aggregate, have a Material Adverse Effect.

2.            AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at a price of $9.1665 per share (the “Purchase Price”) the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 450,000 Additional Shares at the Purchase Price.  The Manager may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement, provided that if such date falls on a day that is not a business day, this right will expire on the next succeeding business day.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in the preamble hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.            TERMS OF PUBLIC OFFERING. The Company is advised by the Manager that the Underwriters propose to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by the Manager that the Shares are to be offered to the public initially at a price of $9.70 per share (the “Public Offering Price”) and to certain dealers selected by the Manager at a price that represents a concession not in excess of $0.29350 per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 per share, to any Underwriter or to certain other dealers.

4.            PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by the Company shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares to the Manager for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 22, 2009, or at such other time on the same or such other date, not later than five (5) business days after December 22, 2009, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Initial Closing Date.”  The Initial Closing Date and the Option Closing Date are hereinafter sometimes collectively referred to as a “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in this Section 4 or at such other time on the same or on such other date, in any event not later than ten (10) business days after the expiration of the Underwriters’ option to purchase the Additional Shares described in Section 2, as shall be designated in writing by the Manager.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Manager shall request in writing not later than one full business day prior to each Closing Date.  The Firm Shares and Additional Shares shall be delivered to the Manager on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.  Time shall be of the essence, and delivery of the Shares at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Shares through the facilities of the Depository Trust Company unless the Manager shall otherwise instruct.

5.            CONDITIONS TO THE UNDERWRITERS’ OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on each Closing Date are subject to the accuracy, when made and as of the Applicable Time and on each Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following further conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Manager; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 6(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission.

(b)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or Nasdaq Global Select Stock Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Manager, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(c)           (i)           Since the date of the latest audited financial statements included in the General Disclosure Package or the Prospectus or incorporated by reference in the General Disclosure Package or the Prospectus as of the date hereof, neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree other than as set forth in the General Disclosure Package and the Prospectus, (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries and (iii) there shall not have occurred any change, or any development involving a prospective change, in or affecting the business, financial position, management, properties, assets, results of operation, shareholders’ equity, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Prospectus as of the date of this Agreement the effect of which, in any such case described in clause (i), (ii) or (iii) of this Section 5(c), is, in the judgment of the Manager, so material and adverse as to make it, in your judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)           The Underwriters shall have received on each Closing Date a certificate, dated as of such Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect set forth in Sections 5(a), (b) and (c) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of each Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before each Closing Date.

(e)           (i)           The Underwriters shall have received on each Closing Date an opinion of Morrison & Foerster LLP, outside counsel for the Company, dated as of such Closing Date, to the effect set forth in Exhibit A-1 hereto, and an opinion of Paul F. Norris, Executive Vice President, Acting Chief Financial Officer and General Counsel of the Company, dated as of such Closing Date, to the effect set forth in Exhibit A-2 hereto.

(ii)           In addition, such counsel shall state that nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the General Disclosure Package (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) at the Applicable Time contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any belief) as of its date and as of each Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           The Underwriters shall have received on each Closing Date an opinion of  Winston & Strawn LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request to enable them to pass upon such matters.

(g)           At the time of execution of this Agreement, the Underwriters shall have received from each of BDO Seidman LLP and Armanino McKenna LLP a letter, in form and substance satisfactory to the Manager, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as of a date not more than two days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h)           With respect to the letters of each of BDO Seidman LLP and Armanino McKenna LLP referred to in Section 5(g) and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters letters (the “bring-down letter”) from each of such accountants, addressed to the Underwriters and dated as of each Closing Date, (A) confirming that they are independent public accountants with the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as of a date not more than two days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)           The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between the Manager and the directors and officers of the Company listed on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Manager on or before the date hereof, shall be in full force and effect on each Closing Date.

(j)           No Underwriter shall have discovered and disclosed to the Company on or prior to such Closing Date that the Registration Statement, the Prospectus or the General Disclosure Package, or any amendment or supplement thereto, contains any untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or that the General Disclosure Package, any Issuer Free Writing Prospectus, or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of fact whereby in the opinion of such counsel is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(k)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectuses and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(l)            No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect, and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect.

(m)          The Company shall have filed a Notification of Listing of Additional Shares with the Nasdaq Global Select Stock Market for the listing of the Shares.

(n)           The Underwriters shall have received clearance from FINRA, if applicable, as to the amount of compensation allowable or payable to the Underwriters as described in the General Disclosure Package.

(o)            Prior to each Closing Date, the Company shall have furnished to the Underwriters such further information, opinions, certificates, letters or documents as the Manager shall have reasonably requested.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such additional documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Manager and counsel to the Underwriters.

6.           COVENANTS OF THE COMPANY.  The Company covenants and agrees with the Underwriters as follows:

(a)           Subject to the Rules and Regulations, to prepare the Rule 462(b) Registration Statement, if necessary, in a form reasonably approved by the Manager, and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form reasonably approved by the Manager containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Rules and Regulations; to notify the Manager promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Manager shall reasonably object by notice to the Company after a reasonable period to review; to advise the Manager, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Manager copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or Rule 163(b)(2) of the Rules and Regulations, as the case may be; to file within the time periods prescribed by the Exchange Act, including any extension thereof all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Shares; to advise the Manager, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)           The Company represents and agrees that it has not made, and unless it obtains the prior consent of the Manager, it will not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided, that the prior written consent of the Manager hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(c)           If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Manager, and upon the Manager’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)           If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Manager, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)           If at any time following issuance of an Issuer Free Writing Prospectus in connection with the Offering there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Underwriters (and the Underwriters agree to cease any such use promptly after such notification) so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).

(f)           To the extent not available on the Commission’s EDGAR system or any successor system, to furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)           To the extent not available on the Commission’s EDGAR system or any successor system, to deliver promptly to the Underwriters in New York, New York and Chicago, Illinois (or such other location reasonably requested by the Underwriters) such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus (if any), (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document).

(h)           To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(i)          To take promptly from time to time such actions as the Manager may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Manager may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided, that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)           During the period of five years from the date hereof, to the extent not available on the Commission’s EDGAR system or any successor system, to deliver to the Manager, (i) upon request, copies of all reports or other communications furnished generally to shareholders, and (ii) upon request, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted, including the Nasdaq Global Select Stock Market.

(k)          Without the prior written consent of the Manager, to not, during the period ending 90 days after the date of the Prospectus (the “Lock-Up Period”), (i) offer, sell, assign, transfer, pledge, contract to sell, grant any option, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the Company in accordance with the rules and regulations promulgated under the Securities Act (such shares of securities, the “Beneficially Owned Shares”), (ii) enter into any swap, hedge or other agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, or (iii) engage in any short selling of any Beneficially Owned Shares.  Notwithstanding the foregoing, if (a) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-Up Period, or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Section 6(k) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Manager of any earnings release, news or event that may give rise to an extension of the initial Lock-Up Period.

(l)          To supply the Manager with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m)         Prior to the Closing Date (except for routine marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Manager is notified in advance), not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business, without the prior written consent of the Manager, unless in the judgment of the Company and its counsel, and after notification to the Manager, such press release or communication is required by law or applicable stock exchange rules.

(n)           Until the Manager shall have notified the Company of the completion of the offering of the Shares, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(o)           Not to take any action prior to the Closing Date which would require the Prospectus to be amended or supplemented pursuant to Section 8 without the prior written consent of the Manager.

(p)           To apply the net proceeds from the sale of the Shares as set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(q)           To use its reasonable best efforts to list, subject to notice of issuance, effect and maintain the quotation and listing of the Common Stock on the Nasdaq Global Select Stock Market.

(r)           To use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

7.           EXPENSES.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid, or reimburse if paid by the Underwriters, all expenses incident to the performance of their obligations under this Agreement, including, without limitation: (a) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Preliminary Prospectus, the General Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith and the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified by the Underwriters, (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(a) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (e) all costs and expenses incident to listing the Shares on the Nasdaq Global Select Stock Market, (f) the cost of printing certificates representing the Shares, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (i) the document production charges and expenses associated with printing this Agreement and any other documents in connection with the purchase, sale and delivery of the Shares, (j) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of any of the representations contained in Section 1, and (k) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7.

8.            INDEMNITY AND CONTRIBUTION.

(a)           The Company shall indemnify and hold harmless the Underwriters, their respective directors and officers and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof) to which such Underwriter Indemnified Party may become subject, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, appearing as a third party witness in respect of, responding to a subpoena or governmental inquiry relating to, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred and whether or not such Underwriter Indemnified Party is a party to any action, investigation or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, the directors and officers of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof) to which such Company Indemnified Party may become subject insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17), and shall reimburse the Company Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or preparing to defend or defending against, appearing as a third party witness in connection with or responding to a subpoena or governmental inquiry relating to any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental investigation), the indemnified party shall, if a claim in respect thereof may be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it was unaware of the action to which the notice would have related and has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnified party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a) or the Manager in the case of a claim for indemnification under Section 8(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Manager if the indemnified parties under this Section 8 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties.  Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party (payable as incurred) and any other expenses in investigating, or preparing to defend or defending against, appearing as a third party witness in respect of, responding to a subpoena or governmental inquiry relating to, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the request for reimbursement, and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information as defined in Section 17.  The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, without limitation, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against, appearing as a third party witness in respect of, responding to a subpoena or governmental inquiry relating to, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter in connection with the Offering, less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter Indemnified Party or any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.  A successor to any Underwriter Indemnified Party or Company Indemnified Party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements in this Section 8.

9.            TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion by notice given by the Manager to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 5(b) or (c) have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

10.          EFFECTIVENESS; DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)           If, on the Initial Closing Date or an Option Closing Date, as the case may be, any Underwriter shall default in its obligation to purchase the Shares which is has agreed to purchase hereunder, you, as the Manager of the Underwriters, may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  In the event that, within 36 hours after such default by any Underwriter, you notify the Company that you have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the time of delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed on Schedule I hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you as provided in paragraph (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder on such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you as provided in paragraph (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable to the extent set forth in Section 7 and 8.

If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.          ENTIRE AGREEMENT. This Agreement represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Preliminary Prospectus, the General Disclosure Package, the Prospectus, the conduct of the Offering, and the purchase and sale of the Shares.

12.          ABSENCE OF A FIDUCIARY RELATIONSHIP.  The Company acknowledges and agrees that:

(a)           the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as Underwriters in connection with the Offering and no fiduciary, advisory or agency relationship between the Company (or any shareholder, affiliate, director, employee or creditor of the Company), on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters or William Blair & Company, L.L.C. and their affiliates have advised or are advising the Company on other matters;

(b)           the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           it has been advised that the Underwriters and their affiliates and William Blair & Company, L.L.C. and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship;

(d)           the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and the Company has consulted with its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, affiliates, directors, employees or creditors of the Company.

13.          SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that the Underwriters’ responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

14.          SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations and warranties and other statements of the Company and the Underwriters set forth in this Agreement or made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution and reimbursement agreements contained in Section 8 and the covenants, agreements and representations and warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

15.           COUNTERPARTS.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16.           APPLICABLE LAW; AGENT FOR SERVICE; AND JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto and hereby irrevocably and unconditionally waive any objection to the laying of venue of any legal proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum.  The Company and the Underwriters each hereby consent to personal jurisdiction, service and venue in any such court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriters.  The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17.           UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of (a) the information in the first table under the caption “Underwriting” in the Prospectus, (b) the information concerning discounts in the fourth paragraph under the caption “Underwriting” in the Prospectus and (c) the information in the thirteenth through twentieth paragraphs under the caption “Underwriting” in the Prospectus.

18.           HEADINGS.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of, or to affect the meaning or interpretation of, this Agreement.

19.           PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.           GENERAL.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Manager.

21.           NOTICES.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of William Blair & Company, L.L.C., 222 West Adams Street, Suite 3000, Chicago, Illinois 60606, Attention: Syndicate Desk; with a copy to William Blair & Company, L.L.C., 222 West Adams Street, Suite 3300, Chicago, Illinois 60606, Attention: General Counsel; with a further copy to Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, Attention: Terrence R. Brady; if to the Company shall be delivered, mailed or sent to Sonic Solutions, 7250 Redwood Blvd., Suite 300, Novato, California 94945, Attention: David C. Habiger, President and Chief Executive Officer; with a copy to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attention:  Anna T. Pinedo.

[signature page follows]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

SONIC SOLUTIONS

By:	/s/ Paul F. Norris
Name:	Paul F. Norris
Title:	Executive Vice President, Chief Financial Officer and General Counsel

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

As Manager of the several
Underwriters listed on Schedule I:

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Daniel J. Connolly
Authorized Officer

By:
Authorized Officer

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
William Blair & Company, L.L.C.	2,700,000
Canaccord Adams Inc.	300,000

Total	3,000,000

Schedule I

SCHEDULE II

General Use Free Writing Prospectuses:

None.

Limited Use Free Writing Prospectuses:

Electronic roadshow relating to the offering contemplated herein and made available at www.netroadshow.com.

Schedule II

SCHEDULE III

PARTIES EXECUTING LOCK-UP AGREEMENTS

1.	David C. Habiger
2.	Paul F. Norris
3.	A. Clay Leighton
4.	Mark Ely
5.	Robert J. Doris
6.	Mary C. Sauer
7.	Robert M. Greber
8.	Peter J. Marguglio
9.	R. Warren Langley

Schedule III

EXHIBIT A-1

Form of Opinion of Counsel to the Company

[See Attached]

EXHIBIT A-2

Form of Opinion of Paul F. Norris

[See Attached]

EXHIBIT B

Form of Lock-Up Agreement

[See Attached]

Exhibit B